                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

          Name of the Company                                    Country of Incorporation
Sify eLearning Limited                                                     India
(formerly Satyam Education Services Limited)
Safescrypt Limited                                                         India
Satyam Webexchange Limited                                                 India
Sify Plasticscommerce Limited                                              India
IndiaWorld Communications Limited                                          India
Sify International Inc.                                                    USA
E Alcatraz Consulting Private Limited                                      India

All the above companies are 100% subsidiaries of Sify ie., Sify owns 100% of the stock and controls 100% of the voting power in the above companies.